Exhibit (a)

ARTICLES OF INCORPORATION

OF

CAPITAL SOUTHWEST CORPORATION
* * * * * * * * * * * * * * * * * * * *

We, the undersigned natural persons of the age of twenty-one (21) years or more, at least two (2) of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is “CAPITAL SOUTHWEST CORPORATION.”

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

This corporation is organized and chartered expressly for the purpose of operating under the Small Business Investment Act of 1958, as amended by the Small Business Investment Act Amendments of 1960, and will operate in the manner and shall have the powers, responsibilities and be subject to the limitations provided by said Act and the regulations issued by the Small Business Administration thereunder.

The corporation shall have the further purposes as hereinafter set out:

(a)
To accumulate and lend money, but without banking or insurance privileges, and to acquire, by subscription, purchase, exchange, conversion or in any other lawful manner, and to hold, own, sell, assign, exchange, convert, pledge and, in any other lawful manner, deal in or with and dispose of shares of capital stock, bonds, debentures, notes, stock rights, warrants and other securities and obligations of other corporations, and Governmental obligations, subject to the regulations of the Small Business Administration;

(b)
To borrow money and issue its debenture bonds, promissory notes, or other obligations under such general conditions and subject to such limitations and regulations as Small Business Administration may prescribe;

(c)
To provide equity capital to small business concerns (as defined by Small Business Administration) under the conditions authorized by Section 304 of the Act and Regulations, with the right to sell or dispose of securities so acquired in such manner and under such terms and conditions as the licensee shall determine;

(d)
To make long term loans (as defined by Small Business Administration) to small business concerns (as defined by Small Business Administration) for the purposes and in the manner and subject to the conditions described in Section 305 of the Act; with the right to sell or dispose of such loans in such manner and under such terms and conditions as the licensee shall determine;

(e)	To provide consulting and advisory services to small business concerns on a fee basis;

(f)
To invest funds not reasonably needed for its current operations in direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government and in such other manner as may be permitted by the Small Business Administration;

(g)	To acquire, hold, operate, and dispose of any property (real, personal, or mixed) whenever necessary or appropriate to the carrying out of its lawful functions;

(h)	To exercise such incidental powers as may reasonably be necessary to carry out the business for which the corporation is established;

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Five Million (5,000,000) shares of common stock of the par value of One ($1.00) Dollar per share.

No stockholder shall be entitled, as a matter of right, to purchase or subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, including, but not limited to treasury stock, or any notes, debentures or bonds, or other securities, convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion shall be deemed advisable.

Each share of common stock, issued and outstanding shall be entitled to one vote.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

ARTICLE FIVE

No contract, act or transaction of this corporation with any person or persons, firm, trust or association, or any other corporation shall be affected or invalidated by the fact that any director, officer or stockholder of this corporation is a party to, or is interested in, such contract, act, or transaction, or in any way connected with any such person or persons, firm, trust or association, or is a director, officer or stockholder of, or otherwise interested in, any such other corporation, except as may be otherwise provided in Article 2.41 of the Texas Business Corporation Act. No duty to pay damages to this corporation shall be imposed upon such director, officer or stockholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or stockholder may be or have been necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or presence is or shall have been necessary, such interest or connection (other than an interest as a non-controlling stockholder of any such other corporation) be known or disclosed to the Board of Directors of this corporation.

ARTICLE SIX

Each director and officer (and his heirs, executors and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, except in relation to any actions, suits or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the corporation or its stockholders for willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the corporation who are not involved in the action, suit or proceeding that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

ARTICLE SEVEN

The corporation will not commence business, insofar as the laws of the State of Texas are concerned, until it has received for the issuance of its common shares consideration of the value of One Thousand ($1,000.00) Dollars in cash; and the corporation will not commence business as a licensee under the rules and regulations of Small Business Administration under the Small Business Investment Company Act of 1958, as amended by the Small Business Act Amendments of 1960, until it has received for the issuance of its common shares consideration of the value of at least Five Hundred Thousand ($500,000.00) Dollars in cash.

ARTICLE EIGHT

The post office address of its initial registered office is 6517 Hillcrest Avenue, Dallas, Texas, and the name of its original registered agent at such address is CLIFFORD J. OSBORN.

ARTICLE NINE

The number of Directors shall be not less than three (3). The number of Directors constituting the first Board of Directors is twenty-one (21) and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualify are:

Mel Decker c/o Guaranty Bank & Trust Phoenix, Arizona	V. P. Patterson c/o The First National Bank Amarillo, Texas

Dr. D. M. Wiggins c/o Citizens National Bank Lubbock, Texas	Joseph F. Irvin c/o Southwest National Bank El Paso, Texas

Murray Fasken c/o Midland National Bank Midland, Texas	Charles McGaha c/o City National Bank Wichita Falls, Texas

Michaux Nash 4712 Shadywood Lane Dallas, Texas	Cam F. Dowell, Jr. 6517 Hillcrest Avenue Dallas, Texas

W. B. Munson c/o The Citizens National Bank Denison, Texas	M. E. Singleton, Jr. 10711 Strait Lane Dallas, Texas

Lewis Kayton c/o Milam Management Co. Milam Building San Antonio, Texas	James Simmons c/o Guaranty Bank & Trust Phoenix, Arizona

I. Frank Betts c/o The American National Bank Beaumont, Texas	Wilton J. Daniel c/o The Peoples National Bank Tyler, Texas

Weldon M. Jones c/o San Angelo National Bank San Angelo, Texas	Harlan Ray 6212 Lemmon Avenue Dallas, Texas

Clifford J. Osborn 6459 Mimosa Lane Dallas, Texas	Don Wooten c/o First National Bank Abilene Texas

Lewis Grinnan, Jr. Fidelity Union Tower Building Dallas, Texas	Carroll R. Spearman 3624 Villanova Dallas, Texas

Theo Lamb 1705 25th Street Snyder, Texas

ARTICLE TEN

The names and addresses of the incorporators are:

Name	Address
Clifford J. Osborn	6459 Mimosa Lane Dallas, Texas

Henry D. Akin, Jr.	7249 Elmridge Drive Dallas, Texas

Graham R. E. Koch	7214 Rutgers Dallas, Texas

ARTICLE ELEVEN

The Board of Directors is expressly authorized to make, alter, or amend By-Laws of this corporation or to adopt new By-Laws.

IN WITNESS WHEREOF, we have hereunto set our hands this 18th day of April, 1961.

/s/ Clifford J. Osborn
Clifford J. Osborn

/s/ Graham R. E. Koch
Graham R. E. Koch

/s/ Henry D. Akin, Jr.
Henry D. Akin, Jr.

STATE OF TEXAS	}
}
COUNTY OF DALLAS	}

I, Norma W. King, a Notary Public, do hereby certify that on this 18th day of April, 1961, personally appeared before me CLIFFORD J. OSBORN, GRAHAM R. E. KOCH and HENRY D. AKIN, JR., who, being by me duly sworn, declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Norma W. King
NOTARY PUBLIC IN AND FOR DALLAS COUNTY, TEXAS	[NOTARY SEAL]

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Pursuant to the provision of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Capital Southwest Corporation.

ARTICLE TWO

The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on June 23, 1969.

The amendments adopted by the shareholders of the corporation change the purpose clauses to eliminate reference to operation of the corporation as a small business investment company and to broaden the corporation’s purposes, and change the address of the corporation and its registered agent.

The amendment alters or changes Articles Three and Eight and Article Three is hereby amended to read as follows:

The purposes for which the corporation is organized shall be as follows:

1.          To do all such things as are incidental or usual for the accomplishment of the objectives of an investment company of the general management type; and to transact any other kind of business that may seem to the corporation capable of being conveniently carried on in connection with said purposes to enhance the value of, or render profitable any of the corporation’s property or rights for the benefit of the stockholders of this corporation.

2.          To acquire, own, hold and deal in real property, improved or unimproved, as owner, agent or broker; to exchange, mortgage, deed in trust, plant, cultivate, develop, lease or rent any and all kinds of lands, improved or unimproved, to construct, as builder, owner or contractor, to maintain, equip, operate and furnish buildings of any kind.

3.          To supervise and manage all classes of properties, for this corporation or for the account of others; to act as agent, broker or attorney in fact, on a commission basis or otherwise, for others; to negotiate sales, leases, mortgages, deeds of trust and other encumbrances of properties of others, real, personal and mixed, wheresoever situated; and generally to maintain, conduct and carry on the business of real estate agent and broker.

4.          To lend money; to purchase or otherwise acquire, become interested  in, hold, sell, mortgage, pledge, hypothecate, or otherwise dispose of or turn to account or realize upon all forms of securities, including stocks, bonds, debentures, notes, evidences of indebtedness, certificates of interest, commercial papers, mortgages, and other similar instruments and rights issued or created by corporations, whether private or public, trustees, syndicates, individuals, governments, agents of sub-divisions, and to deal in and with the same, and to issue in exchange therefor or in payment thereof its own stock, bonds, or other obligations or securities, or otherwise pay therefor; to exercise in respect thereof any and all rights, powers and privileges of individual ownership or interests therein; to do any and all acts necessary for the preservation, protection, improvement and enhancement in value thereof or designed to accomplish any such purpose, and to aid, in any manner, those issuing, creating, or responsible for any of such securities; to acquire or become interested in any securities by original subscription, underwriting, participation in syndicates or otherwise; and to make payments thereon as called for, or in advance or otherwise, and either with a view to invest or for resale, or for any other lawful purpose; to guarantee the payment of dividends upon any stock, or the principal, interest or both of any bonds or other obligations, and the performance of any contracts.

5.          To manufacture, buy, sell, lease, import and export, pledge, mortgage, hypothecate or otherwise deal in and with, either as principal or otherwise, goods, wares and merchandise and personal property of every kind and description.

6.          To acquire the good will, rights, property, business and franchise of any person, firm, association or corporation whatsoever now or hereafter engaged in any business which the corporation may lawfully conduct; to pay therefor in cash or in stocks or bonds of this corporation or otherwise, in the manner provided by law; to hold, utilize, employ and in any manner dispose of the whole or any part of the rights and property acquired; to assume in connection therewith any liabilities of any such person, firm, association or corporation, and to conduct in lawful manner the whole or any part of the business thus acquired.

7.          To make and enter into contracts of all kinds with any individual, firm, association, private or public, including but without being limited to contracts of indemnity, guaranty and suretyship.

8.          To apply for, obtain, register, purchase, lease or otherwise to acquire, and to sell, assign, and grant licenses in respect of, or otherwise to account or dispose of, any copyrights, trademarks, trade names, brands, labels, inventions, devices, formulas, processes, patent rights or letters patent of the United States of America, or of any other country or governments.

9.          To borrow money and to make, accept, endorse, discount, execute and issue notes, bonds, debentures, bills of exchange, warrants, obligations, evidences of indebtedness and negotiable instruments of all kinds, without limit as to amount, and to secure the same by mortgage, deed of trust, and/or pledge of all or any of the real, personal or mixed property of this corporation.

10.        To have and to exercise all of the powers granted by the laws of the State of Texas to corporations. The above clauses shall be construed as objects and powers and shall not be held or construed in any way to limit or restrict or confine the powers of this corporation.

Article Eight is hereby amended to read as follows:

The business office address of its registered office is 750 Hartford Building, Dallas, Texas, and the name of its registered agent at such address is M. E. Singleton, Jr.

ARTICLE THREE

The number of shares outstanding at the time of such adoption was One Million, Four Hundred Ninety-Five Thousand (1,495,000); and, the number of shares entitled to vote thereon was One Million, Four Hundred Ninety-Five Thousand (1,495,000).

ARTICLE FOUR

The number of shares voted for such Amendment was One Million, Two Hundred Fifteen Thousand, Seven Hundred Twenty-Three (1,215,723); and, the number of shares against such Amendment was Two Thousand, Five Hundred Forty-Two (2,542).

ARTICLE FIVE

There is no exchange, reclassification, or cancellation of issued shares provided for in the Amendment.

ARTICLE SIX

There is no change in the amount of stated capital.

DATED the twenty-fifth day of June, 1969.

CAPITAL SOUTHWEST CORPORATION

	By:	/s/ M. E. Singleton, Jr.
[NOTARY SEAL]		President

	By:	/s/ George F. Baum, Jr.
Secretary

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

I, Pat Dunn, a Notary Public, do hereby certify that on this twenty-fifth day of June, 1969, personally appeared M. E. Singleton, Jr and George F. Baum, Jr. who declared that they were respectively President and Secretary of the corporation executing the foregoing document, and being first duly sworn, acknowledged that they signed the foregoing document in the capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Pat Dunn
[NOTARY SEAL]	Notary Public in and for
Dallas County, Texas

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CAPITAL SOUTHWEST CORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I

The name of the Corporation is Capital Southwest Corporation.

ARTICLE II

A.          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on July 20, 1987. The amendment alters or changes Article Three of the Articles of Incorporation, as amended, and the full text of Article Three as altered is as follows:

“ARTICLE THREE

This corporation is organized and chartered expressly for the purpose of operating either as a management investment company (as defined in the Investment Company Act of 1940, as amended) registered under the Investment Company Act of 1940, as amended, or as a business development company under the Investment Company Act of 1940, as amended.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the corporation shall be necessary to authorize any of the following actions: (i) a change in the nature of the business of the corporation so that it will cease to be either a management investment company registered under the Investment Company Act of 1940, as amended, or a business development company under the Investment Company Act of 1940, as amended, and (ii) any amendment to the Articles of Incorporation of the corporation that would reduce the two-thirds vote required to authorize any of the actions in this Article Three.”

B.          The number of shares of the Corporation outstanding at the time of such adoption was 1,887,884; and the number of shares entitled to votes thereon was 1,887,884.

C.          The number of shares voted for such amendment was 1,503,497 and the number of shares voted against such amendment was 38,371.

ARTICLE III

A.          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on July 20, 1987. The amendment alters or changes Article Six of the Articles of Incorporation, as amended, and the full text of Article Six as altered is as follows:

“ARTICLE SIX

The corporation shall indemnify persons who are or were a director, officer or employee of the corporation, Capital Southwest Management Corporation (“CSMC”) or Capital Southwest Venture Corporation (“CSVC”) against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding, on account of such person’s service as a director, officer or employee of the corporation, CSMC or CSVC, or service at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (such persons collectively referred to herein as “Corporate Functionaries”) all to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may be hereafter amended.

The rights of indemnification provided for in this Article Six shall be in addition to all rights to which any Corporate Functionaries may be entitled under any agreement or vote of shareholders or as a matter of law or otherwise.

The corporation may purchase or maintain insurance on behalf of any Corporate Functionaries against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person. Notwithstanding the foregoing, the corporation shall only indemnify Corporate Functionaries to the extent either permitted by or not prohibited by the Investment Company Act of 1940, as amedned, and the rules and regulations and the published interpretations of the Securities and Exchange Commission or its Staff, thereunder.

No amendment to or repeal of this Article Six shall apply to or have any effect on the liability or alleged liability of any Corporate Functionaries for or with respect to any acts or omissions of such Corporate Functionaries occurring prior to the effective time of such amendment or repeal.”

B.          The number of shares of the Corporation outstanding at the time of such adoption was 1,887,884; and the number of shares entitled to vote thereon was 1,887,884.

C.          The number of shares voted for such amendment was 1,656,279 and the number of shares voted against such amendment was 48,902.

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ARTICLE IV

A.          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on July 20, 1987. The amendment alters or changes Article Nine of the Articles of Incorporation, as amended, by adding an additional paragraph at the end of Article Nine to read as follows:

“Any one or more directors may be removed from office only for cause by the shareholders as provided herein and may not be removed without cause. At any annual meeting of shareholders of the corporation or at any special meeting of shareholders of the corporation, the notice of which shall state that the removal for cause of a director or directors is among the purposes of the meeting, the holders of the outstanding shares of the corporation entitled to vote thereon, present in person or by proxy, by the affirmative vote of at least two-thirds of the outstanding shares of common stock of the corporation entitled to vote, may remove such director or directors for cause but not otherwise.”

B.          The number of shares of the Corporation outstanding at the time of such adoption was 1,887,884; and the number of shares entitled to vote thereon was 1,887,884.

C.          The number of shares voted for such amendment was 1,486,484 and the number of shares voted against such amendment was 48,744.

ARTICLE V

A.          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on July 20, 1987. The amendment alters or changes the Articles of Incorporation, as amended, by adding an additional Article Twelve, the full text of which is as follows:

“ARTICLE TWELVE

In addition to the requirements of any applicable statute, the affirmative vote of the holders (other than Related Persons (hereinafter defined) with whom the Business Combination (hereinafter defined) is proposed) of not less than two-thirds of the outstanding shares of Voting Stock (hereinafter defined) of the corporation not owned, directly or indirectly, by the Related Person or Related Persons with whom the Business Combination is proposed shall be required for the approval or authorization of any Business Combination; provided, however, that the requirement referred to above shall not be applicable if:

(1)          The Business Combination is solely between the corporation and another corporation, fifty percent (50%) or more of the Voting Stock of which is owned, directly or indirectly, by the corporation and none of the Voting Stock of which is owned, directly or indirectly, by a Related Person with whom the Business Combination is proposed; or

(2)          All of the following conditions have been met:

(a)          the Business Combination is a merger or consolidation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation in the Business Combination is not less than the higher of (i) the highest price per share including brokerage commissions, soliciting dealers’ fees and dealer-manager compensation (with appropriate adjustments in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event) paid by the Related Person with whom the Business Combination is proposed in acquiring any of its holdings of the corporation’s common stock or (ii) the highest per share market price of the common stock of the corporation during the three-month period immediately preceding the date of the proxy statement described in (d) below;

(b)          the consideration to be received by such holders is either cash or, if the Related Person with whom the Business Combination is proposed shall have acquired the majority of its holdings of the corporation’s common stock for a form of consideration other than cash, in the same form of consideration as such Related Person acquired such majority;

 (c)          after the Related Person with whom the Business Combination is proposed has become a Related Person and prior to consummation of such Business Combination such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

 (d)          a proxy statement, responsive to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act rules or regulations), shall be mailed to all shareholders of record at least forty (40) days prior to the date of a meeting for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors (hereinafter defined), or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining shareholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the corporation upon receipt of such opinion).

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For the purposes of this Article Twelve:

(i)          The term “Business Combination” shall mean

(a)          any merger or consolidation of the corporation or of a subsidiary with or into a Related Person,

(b)          any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (hereinafter defined) of the assets either of the corporation (including, without limitations, any voting securities of a subsidiary) or of a subsidiary, to or with a Related Person,

(c)          any sale, lease, exchange, transfer or other disposition of assets, having a fair market value of $5,000,000 or more, of a Related Person to the corporation or a subsidiary of the corporation,

(d)          the issuance or transfer by the corporation or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the corporation or a subsidiary of the corporation to a Related Person,

 (e)          any reclassification of securities (including any reverse stock split) or recapitalization by the corporation, the effect of which would be to increase the voting power (whether or not currently exercisable)’ of the Related Person,

 (f)          the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person,

 (g)          any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing, and

 (h)          any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

 (ii)          The term “Continuing Director” shall mean any member of the Board of Directors of the corporation who is not affiliated with a Related Person with whom a Business Combination is proposed and who was a member of the Board of Directors immediately prior to the time that the Related Person with whom a Business Combination is proposed became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person with whom a Business Combination is proposed and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors of the corporation.
(iii)          The term “Related Person” shall mean and include any individual, corporation (other than the corporation), partnership or other “person” or “group” (other than any employee benefit plan(s) sponsored by the corporation) of persons or entities (as such terms are used on April 20, 1987 in Rule 13d of the Exchange Act), and the “Affiliates” and “Associates” (as such terms are defined on April 20, 1987 in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or group of persons, which individually or together is the “Beneficial Owner” (as defined on April 20, 1987 in Rule 13d-3 and Rule 14d-1(b)(4) of the Exchange Act) in the aggregate of ten percent (10%) or more of the outstanding Voting Stock of the corporation; provided, however, that no shares of Voting Stock held by any employee benefit plan(s) sponsored by the corporation shall be included in determining whether a person or group owns ten percent (10%) of the outstanding Voting Stock (but such shares shall be included in determining the number of outstanding shares of Voting Stock of the corporation).

(iv)          The term “Substantial Part” shall mean more than 10% of the net asset value of the entity in question as of the end of the fiscal year ending prior to the time the determination is being made or, in the case of Voting Stock of a subsidiary of the corporation, 10% or more of the outstanding shares of such subsidiary’s Voting Stock.

(v)          Any person or group that has the right to acquire any shares of Voting Stock of the corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be deemed a Beneficial Owner for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is a Related Person.

(vi)          The term “Voting Stock” shall mean all outstanding shares of capital stock of the corporation or another corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to shares having such proportion to the number of shares entitled to vote.
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The provisions set forth in this Article Twelve, may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders (other than Related Persons) of not less than two-thirds of the outstanding shares of Voting Stock of the corporation not owned, directly or indirectly, by any Related Person. The voting requirements contained in this Article Twelve shall be in addition to voting requirements imposed by law, other provisions of these Articles of Incorporation or any designation of preferences in favor of certain classes or series of classes of shares of capital stock of the corporation.”

B.          The number of shares of the Corporation outstanding at the time of such adoption was 1,887,884; and the number of shares entitled to vote thereon was 1,887,884.

C.          The number of shares voted for such amendment was 1,502,300 and the number of shares voted against such amendment was 30,532.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of the 20th day of July, 1987.

CAPITAL SOUTHWEST CORPORATION

By:	/s/ William R. Thomas
Its:	President

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FILED In the Office of the Secretary of State of Texas APR 23 2007 Corporations Section

EARLY ADOPTION OF THE TEXAS BUSINESS ORGANIZATIONS CODE BY CAPITAL SOUTHWEST CORPORATION

Pursuant to Section 402.003 of the Texas Business Organizations Code, the undersigned, being a person authorized by the Texas Business Organizations Code to act on behalf of the entity, hereby adopts the following Certificate of Early Adoption of the Texas Business Organizations Code:

Article I: Entity Information

The name of the domestic entity is Capital Southwest Corporation. The date of formation of the entity is April 19, 1961. The file number issued to the entity by the Secretary of State is 00173857-00.

Article II: Entity Type

The type of filing entity named above is a for-profit corporation.

Article III: Statement of Election to Adopt

The domestic entity voluntarily elects to adopt and become subject to the Texas Business Organizations Code by filing this statement with the Secretary of State.

IN WITNESS WHEREOF, the undirsigned has executed this Early Adoption of the Texas Business Organizations Code this 16th day of April, 2007.

Signature and title of authorized person:

/s/ William R. Thomas
William R. Thomas, President

RECEIVED
APR 2 3 2007
Secretary of State

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions		This space reserved for office use. FILED In the Office of the Secretary of State of Texas JUL 15 2013 Corporations Section
Certificate of Amendment

Entity Information

The name of the filing entity is:

Capital Southwest Corporation
----------------------------------------------------------------------
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity. state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:	17385700
The date of formation of the entity is:	April 19, 1961

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term. as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

RECEIVED
JUL 15 2013

Secretary of State

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office is:
TX
Street Address (No. P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☑ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

ARTICLE FOUR is amended and restated in its entirety to read as set for in Exhibit A attached hereto.

☐ Delete each of the following provisions to the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424
2

Effectiveness of Filing (Select either A, B, or C)

A. ☑ This document becomes effective when the document is filed by the secretary of state.
B. ☐  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐  This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:  July 15, 2013

By:	Capital Southwest Corporation

/s/ Joseph B. Armes
Signature of authorized person

Joseph B. Armes, President and Chief Executive Officer
Printed or typed name of authorized person (see instructions)
3

EXHIBIT A

ARTICLE FOUR

The total number of shares of all classes of stock that the corporation shall have the authority to issue is Twenty Five Million (25,000,000) shares of common stock, par value $0.25 per share.

No shareholder shall be entitled, as a matter of right, to purchase or subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, including, but not limited to, treasury stock, or any notes, debentures or bonds, or other securities, convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion shall be deemed advisable.

Each share of common stock, issued and outstanding, shall be entitled to one vote.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

Exhibit A